Wachovia SBA Lending, Inc. Series 1998-1 Servicer’s Certificate	Record Date: Determination Date: Distribution Date:	03/31/2004 04/12/2004 04/15/2004

		Original	Beginning
	Certificate	Certificate	Certificate
Class	Rate	Balance	Balance	Interest	Principal
A	1,6800%	83,700,000.00	26,610,715.55	38,351.23	348,484.27
Factors per Thousand				0,45819869	4,16349188
B	2,1000%	6,300,000.00	2,002,957.04	3,608.31	26,230.01
Factors per Thousand				0,57274762	4,16349365
Pool		90,000,000.00	28,613,672.59	41,959.54	374,714.28
Totals				0,46621711	4,16349200

[Additional columns below]

[Continued from above table, first column(s) repeated]

		Total Class		Ending
	Liquidated	Principal	Total	Certificate
Class	Losses	Distribution	Distribution	Balance
A	0.00	348,484.27	386,835.50	26,262,231.28
Factors per Thousand		4,16349188	4,62169056	313,76620406
B	0.00	26,230.01	29,838.32	1,976,727.03
Factors per Thousand		4,16349365	4,73624127	313,76619524
Pool	0.00	374,714.28	416,673.82	28,238,958.31
Totals		4,16349200	4,62970911	313,76620344

Certificate Information

		Interest	Adjusted
		Distribution	Interest
	Accrued	Amount	Distribution	Remittance	Shortfall
Class	Interest	Adjustment	Amount	Rate	Amounts
A	37,254.90	1,096.33	38,351.23	1.6800%	0.00
B	3,505.20	103.11	3,608.31	2.1000%	0.00

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia SBA Lending, Inc. Series 1998-1 Servicer’s Certificate	Record Date: Determination Date: Distribution Date:	03/31/2004 04/12/2004 04/15/2004

Schedule of Remittance

Aggregate Amount Received	684,436.40
Amount Available in the Spread Account	1 739,048.27
Interest Earnings on Spread Account	608.24
Monthly Advances	0.00
(Servicing Fee) *	(34,308.18)
(Premium Protection Fee)	(34,831.16)
(Unreimbursed Monthly Advances)	0.00

Available Funds	2,354,953.57

Bond Interest Distributed	41,959.54
Bond Principal Distributed	374,714.28
Escrow Fee	1,430.68
Specified Spread Account Requirement	1 832,294.66
Spread Excess Distributed to Spread Acct Depositor	104,554.41

2,354,953.57

*	In the calculation of Servicing Fee, the Company computes the amount based upon the product of the total interest collected and the ratio of the Servicing Fee rate as specified in the Agreement over the prior month weighted average customer rate.

Collateral Information

Aggregate Beginning Principal Balance of Loans		28,613,672.59
Aggregate Ending Principal Balance of Loans		28,238,958.31
Principal Prepayments (Number / Amount)	3	158,980.52
Curtailments		5,464.51
Excess and Monthly Payments		210,269.25
Recoveries on Previous Realized Losses		61,950.34
Interest Received		247,771.78
Amount of Monthly Advance		0.00
Compensating Interest		131.19
Liquidated Losses (Current / Cumulative)	0.00	2,007,917.62
Delinquent 24 mos or Uncollectible (Current / Cumulative)	0.00	5,659,664.74
Specified Spread Account Requirement		1,832,294.66
Transfer from Spread Account to Certificate Account		0.00
Amount on Deposit in Spread Account after all required transfers		1,936,849.07
Excess Spread / Extra Interest	86,429.42	92,310.00
Weighted Average SBA Loan Interest Rate		6.089%
Weighted Average Maturity		160.169
Servicer Withdrawals from Principal and Interest Account
Accrued Unpaid Servicing Fees		$0.00
Unreimbursed Monthly / Servicing Advances		$0.00
Investment Earnings on Permitted Instruments		$360.36
Funds deposted in the account in error		$0.00
Servicing Compensation (paid prior month)		$32,101.30

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia SBA Lending, Inc. Series 1998-1 Servicer’s Certificate	Record Date: Determination Date: Distribution Date:	03/31/2004 04/12/2004 04/15/2004

Exhibit K

Outstanding Balance - Pool	28,238,958.31
# Accounts	348

Delinquent Information	# Loans	Pool Amount	Pool %
Delinquent 1-29 Days	177	17,176,888.98	60.827%
Delinquent 30-59 Days	3	70,779.12	0.251%
Delinquent 60-89 Days	0	0.00	0.000%
Delinquent 90-179	1	78,960.55	0.280%
Delinquent 180-719	3	404,978.13	1.434%
Delinquent 720 and Over	0	0.00	0.000%
Loans in Foreclosure	0	0.00	0.000%
REO Property	0	0.00	0.000%

Totals	184	17,731,606.78	62.792%

Outstanding Balance - Gross	96,825,604.90
# Accounts	348

Delinquent Information	# Loans	Gross Amount	Gross %
Delinquent 1-29 Days	177	53,762,314.67	55.525%
Delinquent 30-59 Days	3	283,115.92	0.292%
Delinquent 60-89 Days	0	0.00	0.000%
Delinquent 90-179	1	315,842.00	0.326%
Delinquent 180-719	3	1,330,151.52	1.374%
Delinquent 720 and Over	0	0.00	0.000%
Loans in Foreclosure	0	0.00	0.000%
REO Property	0	0.00	0.000%

Totals	184	55,691,424.11	57.517%

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia SBA Lending, Inc. Series 1998-1 Servicer’s Certificate	Record Date: Determination Date: Distribution Date:	03/31/2004 04/12/2004 04/15/2004

Series 1998-1

The following additional information, presented in dollars, pursuant to Section 6.09 subclauses (ii), (iii), (iv), (v), (x) and (xii), is provided for each Class per $1,000 original dollar amount as of the Cut-off date.

Sub-Clause		Class A	Class B	Pool
(ii)		318	318	318
(iii)		0	0	2
(iv)		0	0	0
(v)		0	0	2
(x) (a&b)	(i)	0	1	0
	(ii)	0	0	0
	(iii)	0	0	0
	total	0	1	0
(x) (c&d)	(i)	4	4	4
	(ii)	0	0	0
	(iii)	0	0	0
	(iv)	0	0	0
	(v)	0	0	0
	(vi)	0	0	0
	(vii)	0	0	0
	total	4	4	4
(xii)		314	314	314

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia SBA Lending, Inc. Series 1998-1 Servicer’s Certificate	Record Date: Determination Date: Distribution Date:	03/31/2004 04/12/2004 04/15/2004

I, Stephanie Hartson, Assistant Vice President, represent that Wachovia SBA Lending, Inc., complied with section 6.09 of the Pooling and Servicing Agreement dated February 28, 1998 pertaining to Series 1998-1 in preparing the accompanying Servicer’s Certificate.

Wachovia SBA Lending, Inc.

By: /s/ Stephanie Hartson

Name: Stephanie Hartson
Title: Assistant Vice President

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300